UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 24, 2017

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
Since its acquisition of HomeAway, Inc. (“HomeAway”) on December 15, 2015, and through the end of calendar year 2016, Expedia, Inc. (the “Company”) did not include HomeAway gross bookings or room nights in the Company’s reported consolidated or segment operating metrics. Beginning with the first quarter of fiscal year 2017, the Company intends to include HomeAway gross bookings and room nights in its reported consolidated operating metrics, with gross bookings also included on a segment basis. The Company is issuing this current report on Form 8-K in order to provide investors with certain historical HomeAway gross bookings and room nights information to allow a more meaningful comparison with the Company’s future reported results.
The schedule in Exhibit 99.1 provides supplemental 2016 gross bookings and room nights results for HomeAway, as well as the previously reported corresponding results for the Company. These operating metrics are not a restatement of the Company’s previously issued financial statements and do not affect the Company’s reported gross bookings or room nights for any of the previously reported periods.

The information furnished under this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Supplemental 2016 Gross Bookings and Room Nights Operating Metrics.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Mark D. Okerstrom
Mark D. Okerstrom
Chief Financial Officer

Date: April 24, 2017

EXHIBIT INDEX

99.1	Supplemental 2016 Gross Bookings and Room Nights Operating Metrics.